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                                                                     Exhibit 5.1

                               PALMER & DODGE LLP
                                ONE BEACON STREET
                           BOSTON, MASSACHUSETTS 02108

Telephone: (617) 573-0100                              Facsimile: (617) 227-4420

                               September 5, 1997


Lamar Advertising Company
5551 Corporate Boulevard
Baton Rouge, Louisiana  70808

        We are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Lamar Advertising Company (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to the registration of 800,000 shares (the "Class A Shares") of the Company's Class A Common Stock, $0.001 par value, offered for sale by a certain stockholder of the Company listed therein.

        We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the shares of Class B Common Stock, $0.001 par value (the "Class B Shares"), which will convert into the Class A Shares and the authorization of such Class A Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

        Based upon the foregoing, we are of the opinion that the Class B Shares have been duly authorized and validly issued and are fully paid and nonassessable, and that the Class A Shares have been duly authorized and, upon conversion of the Class B Shares in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters."

                                                     Very truly yours,



                                                     /s/ Palmer & Dodge LLP